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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 15, 1996

                        MAGNETIC TECHNOLOGIES CORPORATION

Incorporated under the laws Commission File No. IRS Employer Identification No.
 of the State of Delaware         0-4277                   16-0961159

                  770 Linden Avenue, Rochester, New York 14625

                                 (716) 385-8711


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 15, 1996, Magnetic Technologies Corporation ("the Company") sold the operating assets related to its Austro Mold Group, which designs and builds plastic molds and manufactures custom injection molded plastic parts and assemblies. The sale was made to Austro Mold, Inc. ("the Purchaser"), a newly formed New York corporation of which Nathu R. Dandora of the Philadelphia, Pennsylvania area is the majority stockholder and Vice President. Mr. Dandora had no prior relationship with the Company nor with any Director or officer thereof or any of their associates.

         The Purchaser acquired Austro Mold's machinery, equipment, contracts, open orders and the bulk of its inventory, while the Company retained Austro Mold's accounts receivable (circa $850,000) and a lesser portion of the inventory. The Purchaser also subleased from the Company Austro Mold's premises in Rochester, New York, through December 17, 1997, the duration of the lease term. The Company agreed to purchase certain of its requirements for plastic molded parts from the Purchaser for a period of five years after the closing, provided that the Purchaser remains competitive in terms of quality, cost and delivery.

         The consideration paid by the Purchaser for Austro Mold's fixed assets was $1,083,504, of which $916,497 was paid at the closing and the balance of $167,007 was represented by the Purchaser's assumption of equipment leases. The consideration paid by the Purchaser for the portion of Austro Mold's inventory which it acquired was $342,683, payable by a five-year note. The note will accrue no interest during the first year after the closing; thereafter, the note will accrue interest at the rate of 8% per annum and will be discharged in 48 equal monthly payments. The note is secured by a security interest in all of the assets conveyed, subordinate to the Purchaser's bank debt, and is also personally guaranteed by Mr. Dandora.

         In its third quarter ended April 30, 1996, the Company booked a $1,800,000 reserve in anticipation of a loss on the sale of Austro Mold. The loss includes the Company's retained obligations to discharge $467,500 of covenant-not-to-compete payments to the prior owners of Austro Mold, to satisfy approximately $300,000 of Austro Mold accounts payable, accrued liabilities, consultant fees related to the transaction and a note to the City of Rochester, and to pay the rent through the lease term (the Company's rent obligation is $13,650 per month, and the Company's sublease of the premises to the Purchaser is at a rent of $11,500 per month).

         The Austro Mold Group has incurred losses since its acquisition by the Company during fiscal 1993. The Company's Form 10-KSB for the fiscal year ended July 31, 1995, stated that "management views the current fiscal year as a defining, or pivotal, year in which the future of Austro Mold will be determined". During the first half of the current fiscal year, management was unable to stem the losses. Accordingly, at the end of February 1996, the Company's Board of Directors authorized management to seek a buyer for Austro Mold.

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         Management initially marketed Austro Mold in the local area and retained a consultant to assist in the effort. After negotiations, each of two competitors considered, but then declined, to make a purchase offer because of Austro Mold's continuing losses. Eventually two offers were received, one from the Purchaser and a leveraged buy-out offer from Austro Mold's management group. The Board concluded that the Purchaser's offer was preferable to the management offer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MAGNETIC TECHNOLOGIES CORPORATION

                                          By: /s/ Gordon H. McNeil
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                                                  Gordon H. McNeil
                                                  President and CEO


Dated: July 29, 1996



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